Exhibit 10.11
Execution Version
Telehealth Services Agreement
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(2) and (10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made.
This TELEHEALTH SERVICES AGREEMENT and any schedules hereto (together, the “Agreement”) is made by and between OpenLoop Healthcare Partners, PC (“OpenLoop”), with a place of business at OpenLoop Tower, 317 6th Avenue, Des Moines, Iowa 50309, and Enhanced US LLC (“Partner”), with a place of business at 169 Madison Avenue, Suite 15101, New York, NY 10016 (jointly the “Parties” and individually a “Party”). This Agreement shall be effective as of October 1, 2025 (“Effective Date”).
WHEREAS, OpenLoop is capable of providing physicians and other health care professionals to provide medical services via telehealth to patients located in all U.S. states and the District of Columbia, and
WHEREAS, OpenLoop is capable of providing medication management and patient support care services via telehealth to patients located in all U.S. states and the District of Columbia, and
WHEREAS, Partner, in collaboration with OpenLoop, is capable of providing non-clinical membership services to support patient scheduling, customer service, and care navigation; and
WHEREAS, the Parties wish to engage in an agreement to provide patient services under the terms set forth in this Agreement and the attached schedules and Terms and Conditions.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, upon signing, the parties agree as follows:
1.OpenLoop and Partner agree that OpenLoop will provide and make available licensed health care professionals (“Professionals”) to perform telehealth services and e-pharmacy services as outlined in Schedule A (“Medical Services”) within their respective scope of practice and as medically necessary and appropriate to eligible individuals (“Users”) and consistent with OpenLoop’s clinical eligibility criteria, protocols and patient journeys, as outlined in Schedule B.
2.OpenLoop and Partner agree that OpenLoop will provide and maintain applicable Professional licensure, credentialing, and background verification as outlined in Schedule C.

3.OpenLoop and Partner agree to fulfill and coordinate, as necessary, operational responsibilities in connection with Medical Services and non-clinical membership services (collectively, the “Services”) outlined in Schedule D.
4.OpenLoop and Partner agree to the performance standards and reporting as outlined in Schedule E.
5.OpenLoop and Partner agree to the pricing of this Agreement as outlined in Schedule F.
6.OpenLoop and Partner agree to the Data Protection Addendum set forth in Schedule G.
The Services will be governed by this Agreement and the Terms and Conditions.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as follows:

OpenLoop	Partner

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

Schedule A
Medical Services include:
•Intake and eligibility assessment
•Patient consultations
•Patient education
•Orders for laboratory services
•Orders for pharmaceutical products
•Medication management
•Prescription drug fulfillment, including e-pharmacy services
•Care coordination
•Documentation of patient care, including maintenance of patient medical records
•Any other clinical services reasonably identified by Partner

Schedule B
Patient Journey - TRT- scheduled medications
Patient journey (Cash Pay Clinical Services):
•Step 1: Initial labs
•Step 2: Prescheduled sync visit to complete intake review, review labs, order initial medication (as appropriate)
•Step 3: Month 1 labs and prescheduled sync visit to complete refill intake, review labs, adjust medication levels (as appropriate)
•Step 4: quarterly labs and prescheduled sync visit to complete refill intake, review labs, adjust medication levels (as appropriate)
•Step 5: annual lab panel in lieu of 4th quarterly lab
•States where TRT (scheduled medication) service is available: [***].   States subject to change at any time based on regulatory requirements.
•Note: current service limited to age [***]+
Patient Journey - TRT- enclomiphene (non-steroid)
Patient journey (Cash Pay Clinical Services):
•Step 1: Initial labs
•Step 2: Prescheduled sync visit to complete intake review, review labs, order initial medication (as appropriate)
•Step 3: Month 1 labs and async review to complete refill intake, review labs, adjust medication levels (as appropriate)
•Step 4: quarterly labs and async review to complete refill intake, review labs, adjust medication levels (as appropriate)
•States where TRT (non-scheduled medication) service is available: [***] states + [***].  States subject to change at any time based on regulatory requirements.
•Note: current service limited to age [***]+

Clinical Algorithm
•For this protocol, a low total testosterone will be defined as < [***] ng/dL.
•If a patient has a total testosterone between [***]-[***] ng/dL in the presence of both a low free testosterone level and signs or symptoms suggestive of hypogonadism, testosterone or enclomiphene treatment can be considered.
•Additionally, if the total testosterone is > [***] ng/dL, but the free/total testosterone ratio is < [***]% in the presence of signs or symptoms suggestive of hypogonadism, testosterone or enclomiphene treatment can be considered.
•For enclomiphene specifically (not testosterone), assuming a patient is symptomatic, they could be considered for treatment if they have one or more of the following:
◦Total testosterone < [***] ng/dL
◦Low free testosterone
◦Free/total testosterone ratio < [***]%
•In general, while symptom improvement and optimal testosterone levels can vary from patient to patient, providers should consider dose reduction if levels reach > [***]-[***] ng/dL.

Schedule C
•Primary source background check
•Proprietary internet search
•Education and training review
•Work history
•Board certification reviews
•State board reviews and licensing
•DEA reviews and licensing
•NPI verification
•Liability coverage
•Malpractice history
•Medicaid sanctions review
•NPDB review
•OIG sanction and exclusion review
•Eligibility for Medicare participation
•Run-loss history
•Provider authorizations and consents for the following:

◦Third Party Authorization to communicate with state and federal licensing boards on the behalf of the clinician.
◦Third Party Authorization to submit enrollment applications, supporting documentation and act as a 'delegated official' to health insurance groups and communicate with payer entities (both commercial and governmental) on behalf of the clinician.
◦Authorization to conduct background checks/investigations and ongoing sanction/exclusion checks for the purposes of medical staff credentialing.
◦Authorization to submit updates to the clinician's CAQH profile related to the services they are providing at OpenLoop.
◦Authorization and Release of the information that OpenLoop obtains, both initially and on an ongoing basis from their CAQH profile.

Schedule D
Enhanced & OpenLoop: Operational Responsibility Matrix
Objective: To provide a granular, chronological breakdown of all operational steps, system interactions, and ownership handoffs in the end-to-end patient journey.
The parties agree that this Schedule D may be amended, modified, or supplemented from time to time by mutual agreement and without a formal amendment to this Agreement, provided that: (a) OpenLoop’s agreement is evidenced by a written email from an authorized representative of OpenLoop expressly agreeing to the amendment; and (b) Partner’s agreement is evidenced solely by a signed written instrument executed by from an authorized representative of Partner. Any such amendment shall be effective upon the later of OpenLoop’s confirming email and Partner’s execution and delivery of the signed instrument.

ID	Phase	Trigger	Technology System	Owner	Action	Communication/ API Call	Success Metric

1.0	Intake & Onboarding	Prospective user lands on the Enhanced website.	Framer as hosting and content management service for the website	Enhanced	Urchin Tracking Module (UTM) and analytics tracking initiated to monitor marketing channel effectiveness.	N/A

1.1	Intake & Onboarding	OpenLoop input for onboarding	Embeddables	OpenLoop
OpenLoop provides (and keeps updated, as necessary) (1) initial eligibility standard or questionnaire, specific to age and location.; and (2) the clinical onboarding quiz for hypogonadism and testosterone replacement therapy.
PDF document sent to Enhanced

1.1.2	Intake & Onboarding	Preliminary eligibility questionnaire	Embeddables	Enhanced	Initial questions around age, location are collected here on an embeddables hosted form.

1.2	Intake & Onboarding	User clicks to register to determine eligibility for telehealth program	Embeddables	Enhanced & OpenLoop	Enhanced builds the telehealth program registration and applicable consent forms.

OpenLoop provides its informed consent for telehealth services.
Enhanced includes non-clinical registration and consent forms.
User must acknowledge before proceeding.
OpenLoop to provide Enhanced written notice of User revocations of consents and authorizations, when reported by Users to OpenLoop.

1.3.1	Intake & Onboarding	User abandons intake form & does not complete.	Customer.io	Enhanced	Enhanced builds an abandoned cart sequence on customer.io. Trigger 3-part 'Abandoned Cart' email/SMS sequence over [***] to encourage completion.	N/A

1.3.2	Intake & Onboarding	User completes intake questionnaire.	Embeddables	Enhanced	Clinical intake data is captured and prepared for submission to OpenLoop ( via API) & Tellescope (via API).	quiz_data submitted to OpenLoop Healthie EMR system & Tellescope.

1.4	Intake & Onboarding	The User (now a patient of OpenLoop) is pre-qualified (not contraindicated on any clinical questions).	Embeddables	Enhanced	Re-directed to payment page	Embeddables hosts Stripe account

1.4.1	Intake & Onboarding	Patient not qualified	Embeddables	Enhanced	Email confirming patient is not qualified “See Primary Care Physician”

1.5	Intake & Onboarding	Payment fails.	Stripe / Customer.io	Enhanced	Display clear error message on-screen. Trigger 'Payment Failed' email with a direct link to retry payment.	N/A

1.5.1	Intake & Onboarding	The patient submits payment successfully for a consultation and blood test.	Stripe hosted on Embeddables	Enhanced & OpenLoop	Payment is processed on OpenLoop’s Stripe account. On success, a payment_success webhook is sent to Tellescope (via API) & OpenLoop (via API).	Stripe webhook to Tellescope & OpenLoop.

1.5.2	Intake & Onboarding	Configuration on OpenLoops Stripe account	Configuration on Enhanced’s Stripe account	Enhanced
Payment is received into OpenLoops Stripe account. Note, OpenLoop must provide required Stripe information to Enhanced to ensure payments made on the stripe element on the Embeddables form is directed into OpenLoop stripe account.

1.6	Intake & Onboarding	Patient automatically re-directed to Tellescope patient portal login & sets up account.	Tellescope	Enhanced
The patient is re-directed to Tellescope sign-up page & is prompted to set their password and sign into Tellescope.
Patient will also receive an email from Tellescope with instructions to set up their account.

1.7	Intake & onboarding	Patient doesn’t complete profile setup on Tellescope platform	Customer.io	Enhanced	Enhanced creates an email sequence for any patients who haven’t created an account on Tellescope. Email sequence sent out [***] hrs after successful payment if no account created.

2.0	Labs & Appointment	OL orders a lab panel / at home blood test for the patient via its integration with Junction	OpenLoop EHR	OpenLoop	OL orders the appropriate lab panel based on the patients blood test selection at checkout (at home blood test or in-person at labcorp).	API Call: lab_kit_ordered to Junction or lab_in_person to labcorp

2.1	Labs & Appointment	Lab kit shipped	OpenLoop EHR	OpenLoop	OL's lab partner (junction) ships kit to patient. OL is responsible for the integration and data relay to Tellescope and patient.	API Call: lab_kit_shipped with tracking number to OL Healthie EMR.	Lab kit or form shipped within [***] h of order.

2.2	Labs & Appointment	Labs successfully shipped notification relayed to patients, along with email directions.	OpenLoop EHR	OpenLoop
OL's EHR receives tracking and relays it to Enhanced's patient portal & sends email notification to patient with lab kit shipping number & instructions. If in person labs, customers are emailed paperwork for labcorp.
						API Call: lab_kit_shipped with tracking details to Tellescope.	Tracking info populated in Tellescope after receipt by OL.

2.3	Labs & appointment	Patient receives email & SMS blood testing sequence from Enhanced	Tellescope / Customer.io	Enhanced & OpenLoop
OpenLoop creates and prepares education email sequence on blood testing. Educations sequence means things like explaining why certain biomarkers are tested and why they are important. I.e. free testosterone vs total testosterone etc
 Enhanced sents to the patient with appropriate email follow ups. Email sequence is sent out to patient within [***] hrs of tellescope receiving confirmation of kit being sent out from OL
						API CAll: lab_kit_ship from tellescope to customer.io	Customer.io sends out an email sequence once receiving API call.

2.4	Labs & appointment	The patient contacts OpenLoop about not receiving a blood test unit or the test being damaged.	OpenLoop EHR	OpenLoop	OpenLoop works with 3rd party provider to send replacement labs. Openloop responds to patient.		Replacement sent within [***] hrs. Response to patient within [***] hrs.

2.5.0	Labs & Appointment	The patient successfully receives a blood kit or Labcorp form.	OpenLoop	OpenLoop	The patient has received based on successful delivery status on tracking number.

2.5.1	Labs & Appointment	The patient does not complete a blood test within [***] days of receiving the kit or Labcorp form.	Customer.io	Enhanced	Enhanced has prepared a reminder email and sms sequence to remind patients to complete blood work if no results are uploaded to Tellescope within [***] working days of receiving blood testing kit.

2.5.2	Labs & Appointment	Patient does not complete blood test within [***] days of receiving kit	Customer.io	Enhanced	If after [***] days no blood test result is returned, the Enhanced customer service team calls the patient to remind and assist with blood testing.

2.5.3	Labs & Appointment	The patient completes a blood test. If home kit, the patient sends back. If Labcorp takes no further action.	3rd Party Lab System + OpenLoop EHR	OpenLoop	Lab results are uploaded from Junction (3rd party) to OL's EHR. OL provider performs initial review for any critical/out-of-range values.	API Call: lab_results_ready to Tellescope. Critical results flagged.	Results in Tellescope <[***]h of receipt by OL.

2.6	Labs & Appointment	Blood results are received by Junction (at home kit or Labcrop).	3rd Party Lab System + OpenLoop EHR	OpenLoop	Lab results are uploaded from Junction (3rd party) or Labcrop to OL's EHR. Provider performs initial review for any critical/out-of-range values.	API Call: lab_results_ready to Tellescope. Critical results flagged.	Results in Tellescope <[***]h of receipt by OL.

2.6.1	Labs & Appointment	Blood results received but incomplete/invalid.	3rd Party Lab System + OpenLoop EHR	OpenLoop	Lab results are rejected due to some quality issue. OpenLoop must either have a new test kit sent out, or ask the patient to return to Labcorp to re-complete. Must send email and sms to patients.		Email and SMS to patient same day of OL receiving issue.

2.7	Labs & Appointment	The patient is notified to book consultation with the OL provider.	OpenLoop EHR + Doxy.	OpenLoop	Automated email/SMS from OL's system prompts patient to book their telehealth consult with an OL provider. Patient is also prompted to pay for the medication component at this time.	N/A	Availability to see clinician within [***] hrs of booking.

2.7.1	Labs & Appointment	Patient pays for medication component of service	Tellescope or Embeddables form	Openloop
As part of the process to book a consultation, a patient must first pay for their selected medication. Payment will occur on either a telescope or Embeddables form, with stripe element embedded. Stripe account connected to OL account

2.7.2	Labs & Appointment	The patient has not booked an appointment with an OL provider within [***] hrs.	Tellescope / Customer.io	Enhanced	Tellescope has received no appointment_booked event and triggers an API call to customer.io to initiate the reminder sequence to book an appointment. Reminder sequence built and maintained by Enhanced	API Call: trigger_booking_reminder to Customer.io.

2.7.3	Labs & Appointment	The patient successfully books a provider appointment.	Healthie EHR / Doxy	OpenLoop	The patient selects an available time slot. A confirmation and a link to the virtual consultation (Doxy) are sent via email. Confirmed booking time	API Call: appointment_booked with date/time to Tellescope.	[***]% booking success rate.

appears on Tellescope portal & instructions to patient.

2.7.4	Labs & Appointment	Patient receives multiple notification reminders about upcoming appointment	Tellescope / customer.io	Enhanced	Enhanced builds a reminder email and sms sequence for upcoming clinician appointment. [***] hrs, [***] hr and [***] min email and sms reminders about upcoming appointment	API Call: Appointment reminder

3.0	Diagnosis & Treatment	Patient& provider attends telehealth consultation.	OpenLoop EHR	OpenLoop	Provider conducts consultation, discusses lab results, and determines diagnosis and treatment plan.	API Call: consult_completed to Tellescope.	Provider must arrive exactly on time to the scheduled consultation

3.1	Diagnosis & Treatment	The patient is a no-show for the appointment.	OpenLoop EHR	OpenLoop	Provider marks the patient as 'no-show' in the EHR.	API Call: appointment_status: no_show to Tellescope.	Status updated within [***] mins of missed appt.

3.1.2	Diagnosis & Treatment	Handle patient no-show.	OpenLoop EHR	OpenLoop	Trigger 'Missed Appointment' email/SMS with a link to reschedule and explanation of policy.		Email sent within [***] hour of no_show trigger.

3.1.3	Diagnosis & Treatment	Enhanced handles no show if the patient hasn’t re-booked within [***]hrs.	Tellescope / Customer.io	Enhanced	Enhanced builds no-show sequence. If no reschedule after 24h from OL's reminder, Tellescope triggers Enhanced's multi-part reschedule sequence.	API Call: trigger_no_show_sequence to Customer.io.	Sequence triggered 24h after no_show status received.

3.2	Diagnosis & Treatment	The patient is eligible and the provider prescribes medication.	OpenLoop EHR	OpenLoop	Provider documents diagnosis and electronically sends prescriptions to the partner pharmacy.	API Call: prescription_sent with medication details to Tellescope.	Prescription sent to pharmacy within 4h of consult.

3.2.1	Diagnosis & Treatment	The patient is not prescribed medication.	OpenLoop EHR	OpenLoop	Provider documents reason for non-prescription (e.g., safety concerns, not indicated). Provider must update to enhance whether another treatment is prescribed by OpenLoop its monthly reporting.	API Call: prescription_status: not_prescribed with reason code.	Status of not eligible provided to Enhanced same day.

3.2.3	Diagnosis & Treatment	Patient is not prescribed medication but is eligible for another treatment	OpenLoop EHR	OpenLoop	Openloop sends email to patients telling them of other medications they are eligible for.	API Call: prescription_status: not_prescribut eligible	Status updated in Tellescope, where patient can agree to new medication.

3.3	Diagnosis & Treatment	Patient is notified that the after visit summary is	OpenLoop EHR	OpenLoop	Openloop sends email to patients telling them they can see their after	API Call: AVS_complete	Status updated in Tellescope, where patient AVS

		available on client portal			visit summary on patient portal.

4.0	Fulfillment & Onboarding	Medication is shipped by the pharmacy.	Pharmacy System	OpenLoop	OL's pharmacy partner ships medication. OL is responsible for the data relay to Tellescope.	API Call: medication_shipped with tracking number to Tellescope.	Tracking info sent to Tellescope within [***]h of prescription.

4.1	Fulfillment & Onboarding	Notify the patient that medication has shipped and provide the med shipping number.	OpenLoop EHR	OpenLoop	Trigger 'Your Treatment is on the Way!' email/SMS with tracking link		Email sent within [***] hour of medication_shipped trigger.

4.1.1	Fulfillment & Onboarding	OL makes med tracking number available on patient portal	OpenLoop EHR	OpenLoop	Med tracking number available on patient portal.		Made available within [***] hour of medication_shipped trigger.

4.2	Fulfillment & Onboarding	Patient receives “get ready” sequence once medication has shipped.	Tellescope / customer.io	Enhanced & OpenLoop
Enhanced builds patient onboarding sequence. Upon receipt of tracking, Tellescope triggers a "Get Ready" journey in Customer.io (what to expect, administration instructions). Content will be developed in collaboration with OpenLoop.
API Call: trigger_onboarding_sequence to Customer.io.

4.3	Fulfillment & Onboarding	Medication is delivered (based on tracking).	Tellescope / Customer.io	Enhanced & OpenLoop	Trigger 'Treatment Welcome & Onboarding' journey. [***]-email sequence on what to expect, how to take meds, etc. Content will be developed in collaboration with OpenLoop.

4.3.1	Fulfillment & Onboarding	Patients contact OpenLoop that medication is not delivered (based on tracking) or damaged / incorrect.	OpenLoop	OpenLoop	OpenLoop replaces medication delivery.		Openloop responds within [***]hrs to patients. If lost, Openloop resends prescription within [***] hrs to pharmacy to re-compound medication.

5.1	Ongoing Care & Support	Patient sent a medication refill after [***] days	OpenLoop EHR	OpenLoop	OpenLoop triggers patient refill workflow. Results in patients receiving email notification & prompt in Tellescope platform.	API Call: refill_request sent to OL EHR.	Request transmitted to OL instantly.

5.1.2	Ongoing Care & Support	The patient clicks 'Request Refill' in their portal and	Tellescope	Enhanced	The patient clicks 'Request Refill' in their portal and completes the refill intake on Embeddables.	API Call: refill_request sent to OL EHR.	Request transmitted to OL instantly.

completes the refill intake.

5.2	Ongoing Care & Support	OL provider approves/denies refill or the lab process is re-initiated if needed.	OpenLoop EHR	OpenLoop
The provider reviews the patient chart and approves or denies the refill request. If approved, a new prescription is sent. If the patient needs to perform a blood test again, OL will re order the blood test.
						API Call: refill_status: approved/denied to Tellescope.	Refill request reviewed within [***] business hours.

5.3	Ongoing Care & Support	Patient receives notification of refill medication being shipped	OpenLoop EHR	OpenLoop	OpenLoop sends a refill to the pharmacy. Pharmacy provides a tracking number to OpenLoop when the medication ships. Tracking info sent to patients.	API Call: prescription sent	Refill prescription sent to pharmacy and fulfilled within [***] working days.

5.4	Ongoing Care & Support	Quarterly blood test due (every [***] months per AUA)	OpenLoop EHR	OpenLoop	OL orders quarterly monitoring labs (mirror ID 2.0 logic)

5.4	Ongoing Care & Support	The patient submits a clinical question.	Tellescope	OpenLoop	The patient uses secure messaging in the portal and tags the message as 'Clinical'.	API Call: new_clinical_message with message content to OL EHR.	Message transmitted to OL instantly.

5.4.1	Ongoing Care & Support	OL clinical team responds to patient clinical questions and concerns.	OpenLoop EHR	OpenLoop	OL's clinical support staff or provider responds to the message.	API Call: clinical_message_response with response content to Tellescope.	Response provided within [***] hours.

5.5	Ongoing Care & Support	Patient submits a non-clinical question or concern.	Tellescope	Enhanced	The patient submits a non-clinical question about Enhanced, membership services, or something else non-clinical. Handled entirely by the Enhanced CS team.	N/A

5.5.1	Ongoing Care & Support	Patient calls OL number displayed on Tellescope portal with medical question	Tellescope	OpenLoop	Openloop provides 24/7 phone line to answer customer medical questions. Any non medical questions which can’t be answered by OL are passed onto the Enhanced team via email

5.6	Ongoing Care & Support	Patient requests cancellation.	TeLlescope / OL Stripe	OpenLoop	OL initiates the process of cancelling subscription and notifies Enhanced

N.B For quarterly blood tests, the same logic and responsibilities as described from ID 2.0-3.0 will be followed by all parties.

Schedule E
Performance Standards
•[***]-[***] appointment scheduling target (i.e. User desires to book consult. OpenLoop must present the User with an option for a first available next appointment within [***] hrs).
◦Scheduled Sync Appointment Availability: target to offer first available appointment within [***] [***], with a maximum of [***] [***].
•Professionals must commence the appointment no later than [***] [***] after the scheduled start time.
•<[***]-[***] Professional response times to non-urgent clinical User emails and inquiries during OpenLoop operating hours ([***]am-[***]pm central standard time, [***] [***] per [***]).
•Clinical laboratory result interpretations within [***] [***] of receipt.
Performance Reporting
•Monthly reporting to Enhanced on response time compliance with the Performance Standards with a minimum [***]% target.
•Quarterly capacity planning meetings with Partner & review of monthly reporting.

Schedule F
1.    Structure
The pricing is structured as follows:
•Retail Price: Enhanced is responsible for setting the final, all-inclusive retail price charged to the patient by OpenLoop.
•OpenLoop Charges: For each transaction, OpenLoop shall receive a fixed, all-inclusive fee as detailed in the tables below.
•Merchant Processing Charges: For each transaction, OpenLoop shall (to the extent incurred) receive compensation for merchant processing on the basis of the percentage specified in the tables below.
•Enhanced's Revenue: Enhanced shall receive all revenue from the final retail price after the deduction of the corresponding OpenLoop Charges and Merchant Processing Charges.
This structure provides Enhanced with full flexibility to set its retail pricing while ensuring OpenLoop is compensated with a clear, predetermined fee for its services. For the avoidance of doubt, nothing in this Schedule F or elsewhere in the Agreement is intended to or shall be construed as allowing Partner to share in fees for OpenLoop’s professional medical services. Rather, the purpose of the pricing set forth in this Schedule F is to ensure fair and reasonable compensation to Enhanced for its sponsorship of the relevant programming and non-clinical administrative support services in connection with the patient’s treatment journey.
2.    Scope of Services Covered by OpenLoop Charges
The "OpenLoop Charges" are comprehensive and cover all fulfillment services and direct costs associated with a patient's plan, including without limitation:
1.Initial and ongoing laboratory tests (blood work).
2.Telehealth consultations with a qualified healthcare provider.
3.All prescribed medication (e.g., Testosterone formulations, Enclomiphene, Anastrozole).
4.Shipping, handling, and standard packaging for all medications.
5.Access to 24/7/365 patient support lines.
6.Care coordination and related patient education and communication content operational responsibilities, as identified in Schedule D.
7.All applicable sales taxes and standard merchant processing fees associated with the transaction.

3.    TRT Pricing
All revenues will be remitted by OpenLoop to Enhanced after OpenLoop has deducted the OpenLoop Charges and the Merchant Processing Charges, calculated as follows:

Service Plan	OpenLoop Charges *	Merchant Processing Charges **
Initial Labs (Blood Test)	$[***]	[***]%
[***]-Week TRT Plan	$[***]	[***]%
[***]Week (Quarterly) TRT Plan	$[***]	[***]%
[***]-Week ([***]-Month) TRT Plan	$[***]	[***]%
[***]-Week ([***]-month) TRT Plan	$[***]	[***]%
*    Pricing includes any sales tax and/or service tax, if relevant.
**    Merchant Processing Charges (to the extent incurred) are calculated on the entire retail price.
4.    Enclomiphene Pricing
All revenues will be remitted by OpenLoop to Enhanced after OpenLoop has deducted the OpenLoop Charges and the Merchant Processing Charges, calculated as follows:

Service Plan	OpenLoop Charges *	Merchant Processing Charges **
Initial Labs (Blood Test)	$[***]	[***]%
[***]-Week Enclomiphene Plan	$[***]	[***]%
[***]-Week ([***]) Enclomiphene Plan	$[***]	[***]%
[***]-Week ([***]-Month) Enclomiphene Plan	$[***]	[***]%
[***]-Week ([***]-month) Enclomiphene Plan	$[***]	[***]%
*    Pricing includes any sales tax and/or service tax, if relevant.
**    Merchant Processing Charges (to the extent incurred) are calculated on the entire retail price.

Schedule G
DATA PROCESSING ADDENDUM
This Data Processing Addendum (the “Addendum” or “DPA”), is entered into by and between OpenLoop Health, Inc. (“OpenLoop”), and Enhanced US LLC (“Partner”) This DPA refers to OpenLoop and Partner individually as a “Party” and collectively as the “Parties.” This DPA is supplemental to the Service Agreement entered into by the Parties for the provision of services to Partner from OpenLoop (the “Agreement” or “MSA”).
1.DEFINITIONS. For the avoidance of doubt, other capitalized terms used herein that are not otherwise defined herein shall have the meaning given to them in the Data Protection Laws or the Agreement, where applicable.
1.1“Contracted Business Purpose(s)” means the specific business purpose(s) described in the Agreement for which OpenLoop receives or accesses Personal Information.
1.2“Data Protection Laws” means all applicable federal, state, and foreign laws, rules, regulations, and guidance issued by regulatory bodies in any relevant jurisdiction, relating to the Processing (as defined below) of Personal Information (and other similar terms such as “personal data” or “personally identifiable information”). Data Protection Laws shall include, without limitation, to the extent applicable to the operation of Partner’s business and OpenLoop’s provision of services to Partner under the Agreement: the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, “CPRA”) and other similar comprehensive state consumer privacy laws; data breach notification laws; and any implementing legislation or regulations thereunder (each as amended, superseded, or replaced).
1.3“Processing” and “Process” means any activity that involves the use of Personal Information or that Data Protection Laws may otherwise include in the definition of Processing. Processing includes, but is not limited to, receiving, accessing, collecting, organizing, retaining, using, disclosing, selling, storing, altering, manipulating, adapting, analyzing, aggregating, categorizing, and deriving or creating information from, Personal Information. For clarity, the term “process” when used in any tense shall have the correlative meaning to “Processing.”
1.4“Personal Information” (or “PI”) means all information that is (i) protected by Data Protection Laws, and (ii) provided or otherwise made available to OpenLoop by or at the direction of Partner or otherwise Processed by OpenLoop on behalf of Partner.
1.5“Security Incident” means any actual or reasonably suspected loss or damage to, unauthorized exercise of control over, or unlawful or unauthorized access to, use, or disclosure of PI. For the avoidance of doubt, a Security Incident shall not include attempted but unsuccessful or inconsequential incidents that are trivial in nature, such as “pings” and other broadcast service attacks.
1.6“Subprocessor” means any contractor, vendor, or other processor engaged by OpenLoop to assist with the provision of services that involves Processing Partner’s Personal Information.
2.SCOPE OF THIS DPA. This DPA shall only apply to the extent OpenLoop Processes any Personal Information in connection with the Agreement that is subject to Data Protection Laws; in all other cases, this DPA shall be of no force or effect. Customer is not and does not intend to be a HIPAA-regulated entity, unless otherwise agreed to in writing by the Parties. As such, Customer does not engage in the processing of Protected Health Information.
3.PROCESSING REQUIREMENTS. To the extent applicable, if OpenLoop Processes Personal Information in connection with its provision of services to Partner pursuant to the MSA, OpenLoop (i) acknowledges and agrees that, in the course of its engagement by Partner, OpenLoop may receive or have access to Personal Information and that Partner is making such Personal Information available to OpenLoop solely for the Contracted Business Purposes, and (ii) further agrees to:
3.1Process the PI solely for the Contracted Business Purposes for which Partner provides or permits access to such data, or as otherwise required by the Data Protection Laws during the term of the Agreement.
3.2Not Sell or Share the PI, or otherwise retain, use, or disclose such PI outside its direct business relationship with Partner or for any purpose other than the Contracted Business Purpose(s), unless otherwise permitted under Data Protection Laws;
3.3Reasonably comply with any Partner request or instruction requiring OpenLoop to provide, modify, transfer, or delete the PI, or to stop, mitigate, or remedy any unauthorized Processing;

3.4Process the PI in accordance with the requirements of Data Protection Laws such that OpenLoop provides the same level of protection for the PI as required of Partner by Data Protection Laws;
3.5Notify Partner of any request to exercise privacy rights under Data Protection Laws made to it directly by consumers and, upon Partner’s written request, provide reasonable assistance to Partner to enable Partner to comply with such requests;
3.6Notify Partner upon determining that it can no longer meet its obligations under Data Protection Laws;
3.7Notwithstanding anything to the contrary in the Agreement, OpenLoop may use Partner Personal Information for its own internal research and development purposes (including, but not limited to, improving the quality of the services it provides to Partner) and any other purposes required by Data Protection Laws. Partner;
3.8Make available to Partner all information necessary to demonstrate compliance with Data Protection Laws. Without limiting the foregoing, OpenLoop agrees that Partner may take reasonable and appropriate steps to help ensure that OpenLoop processes Personal Information in a manner consistent with Partner’s obligations under Data Protection Laws, and stop or otherwise remediate unauthorized use of Personal Information;
3.9Not combine the Personal Information with any personal information OpenLoop receives from another entity or collects on its own separate from the Agreement;
3.10Cooperate with reasonable audits or assessments annually by Partner or its agent provided that: (i) Partner provides at least [***] ([***]) days' prior written notice of any such audit; (ii) audits shall be conducted during OpenLoop's normal business hours and in a manner that does not unreasonably interfere with OpenLoop's normal operations; (iii) any third-party auditor shall be subject to reasonable confidentiality obligations; and (iv) Partner shall bear all costs associated with such audits. If Partner requests more than [***] audit in any [***] period, Partner shall bear all costs of such additional audits unless such additional audits reveal material non-compliance by OpenLoop with this DPA;
3.11Ensure that each person processing Personal Information be subject to a duty of confidentiality at least as restrictive as this DPA;
3.12Permit Partner, at Partner’s sole cost and expense to: (A) take reasonable and appropriate steps to ensure that OpenLoop uses the PI in a manner consistent with Partner’s obligations under Data Protection Laws; and (B) stop and remediate any unauthorized use of such PI; and
3.13Implement and maintain a documented information and system security program that includes current and appropriate administrative, technical, and physical safeguards to protect against Security Incidents all (a) Personal Information Processed, and (b) equipment, systems, applications, and software (“OpenLoop Systems”) used, in connection with the Services. At a minimum, such safeguards will at all times meet applicable Data Protection Laws, instructions, guidance, and orders from governmental authorities, the requirements set forth in this Agreement, HITRUST and NIST Cybersecurity Framework (NIST CSF) requirements.
4.INCIDENT REPORTING. Upon becoming aware of a Security Incident, OpenLoop shall notify Partner without undue delay (and in no event more than [***] hours following confirmation of a Security Incident and provide such timely information as Partner may reasonably require. A Security Incident shall be considered “confirmed” when OpenLoop has verified that unauthorized access, use, or disclosure of Personal Information has occurred, and mere suspicion of a Security Incident shall not trigger notification obligations. Such notification shall explain the nature, scope, and impact of such Security Incident and the potential adverse effects on any data subject whose data may be affected by such Security Incident. Such notification will also provide the categories and approximate number of data subjects and records containing data affected (if any), describe the remediation measures implemented by OpenLoop to resolve the Security Incident, and identify a point of contact at OpenLoop for Partner to inquire regarding the Security Incident. In no case shall OpenLoop delay notification because of insufficient information. To the extent that a Security Incident gives rise to a need for Partner to provide: (i) notification to government or other regulatory authorities, individuals, or other persons; or (ii) undertake other remedial measures (including, without limitation, notice, credit monitoring, or call center services (collectively, “Remedial Action”) under Data Protection Laws, upon Partner’s written request, OpenLoop shall assist Partner in taking such Remedial Action. The timing, content, and manner of effectuating any notices shall be determined by Partner in its reasonable discretion. OpenLoop shall bear any costs it incurs as a result of compliance with this Section. OpenLoop must indemnify and hold Partner harmless from all claims, costs, expenses, and damages (including reasonable attorneys' fees) that Partner incurs in connection with any third-party claim or regulatory action arising from the Data Breach, provided that: (i) Partner promptly notifies OpenLoop in writing of any such claim; (ii) Partner gives OpenLoop sole control over the defense and settlement of such claim; (iii) Partner provides reasonable cooperation to OpenLoop in the defense of such claim at OpenLoop's expense; and (iv) Partner does not settle or compromise any such claim without OpenLoop's prior written consent. OpenLoop’s total liability under this Data Breach indemnification obligation shall not exceed an amount equal to five times the total fees paid by Partner to OpenLoop under the Agreement in the [***] ([***]) preceding the claim. This indemnification limitation shall not apply to the extent that the claim arises out of OpenLoop’s gross negligence or willful misconduct.
5.SUBPROCESSING. If OpenLoop engages any Subprocessor to assist it in Processing Partner’s Personal Information, OpenLoop shall (i) notify Partner of each such engagement, which may be accomplished by making available a list of Subprocessors on OpenLoop's website or through other reasonable means, (ii) provide Partner [***] ([***]) days to object to such engagement on reasonable grounds, and (iii) ensure that all such Subprocessors are bound by written agreements with terms and conditions at least as restrictive as the relevant terms and conditions contained in this DPA. If Partner objects to a new Subprocessor, the parties shall work together in good faith to find a mutually acceptable resolution. If no resolution can be reached within [***] ([***]) days of Partner's objection, Partner may terminate the affected portions of the Services.
6.RETURN OR DESTRUCTION OF PERSONAL INFORMATION. Notwithstanding any provision to the contrary in the Agreement, upon termination of the Agreement, OpenLoop shall either return or destroy all Personal Information at Partner’s instruction, unless OpenLoop retains such PI to comply with its legal obligations under Data Protection Laws or if Partner authorizes OpenLoop to retain such data. In the event OpenLoop retains PI beyond the term of the Agreement in accordance with this Section 6, OpenLoop agrees to continue to comply with the requirements set forth in this DPA with regard to such PI for so long as OpenLoop retains such data.
7.NO THIRD-PARTY BENEFICIARIES. This DPA is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this DPA.
8.CONFLICTS. In the event of a conflict or inconsistency between the provisions in the Agreement and this DPA, the relevant provisions of this DPA take precedence.
9.CERTIFICATION. OpenLoop certifies that it understands the restrictions in DPA and will comply with them.

TERMS AND CONDITIONS
1.Agreement Purpose. OpenLoop will employ or contract with Professionals to provide Medical Services to Users via a web-based telehealth platform as agreed upon by the Parties in the Agreement.
2.Definitions. Capitalized terms used in these Terms and Conditions that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
3.Approvals and Governance of Services.
(i)Partner may request changes to the patient pathways set forth in the Agreement, including new patient pathways or treatment areas. Such requests will be reviewed by OpenLoop’s Medical Director or designee and implemented by mutual agreement of the Parties. Partner acknowledges that a reasonable time period of at least [***] ([***]) working days is generally required for review, approval and implementation of new patient pathways.
(ii)OpenLoop reserves the right to accept or reject any patient pathway or clinical protocol in the sole professional judgment of the OpenLoop Medical Director, which right OpenLoop will not unreasonably exercise.
(iii)The Medical Services to be provided include telehealth services provided via an interactive audio and video telecommunications system (i.e., a patient portal) that permits real-time communication between a patient and a Professional, as well as asynchronous telehealth visits. OpenLoop will obtain any consents necessary from Users as required by federal or state law to receive the Medical Services under this Agreement.
(iv)Notwithstanding anything to the contrary in this Agreement, Professionals who provide professional medical services under this Agreement have the ability in their sole discretion to exercise their independent professional medical judgment to assure the quality of care for patients and operate in a manner that is consistent with state and federal laws, rules and regulations and payer requirements, as applicable, and provide services to non-User patients unrelated to Partner and outside of the scope of this Agreement. Partner shall neither have nor exercise any control or discretion over the methods by which Professionals shall practice medicine.
4.OpenLoop Obligations. In addition to any obligations set forth herein, during the term of the Agreement, OpenLoop will:
(i)recruit, screen, interview, and arrange for Professionals who meet the requisite qualifications to provide Medical Services as set forth in Section 13 herein;
(ii)maintain an independent contractor or employer-employee relationship with Professionals, which will be documented in a written and mutually executed contract between each Professional and OpenLoop;

(iii)maintain insurance coverage for activities and operations of OpenLoop and its agents as set forth in Section 12 herein;
(iv)maintain, or ensure that each Professional maintains, professional liability coverage for such Professional’s provision of Medical Services to Users in amounts that meet or exceed state law requirements;
(v)ensure that the Medical Services are performed in compliance with all applicable federal and state laws and regulations, including but not limited to all applicable laws relating to the collection, use, storage, disclosure, or other processing of Patient Information, data security and privacy, including where applicable the guidance and codes of practice issued by any governmental authority, as well as all generally applicable industry or self-regulatory standards, which includes, but shall not be limited to applicable U.S. state and federal data protection laws or regulations (collectively, “Data Protection Laws”), and any telehealth, licensure, informed consent, electronic prescribing, and e-pharmacy requirements;
(vi)not direct or control (directly or indirectly) the Professionals’ delivery of Medical Services in a way that unduly threatens the ability of the Professionals to exercise independent professional medical judgement;
(vii)maintain and provide Professionals with access to information, education, policies, procedures and protocols related to the delivery of Medical Services as reasonably necessary to enable Professionals to deliver Medical Services to Users in accordance with the Professionals’ professional obligations and professional practice standards;
(viii)ensure that Professionals execute any reasonably necessary documentation to enable OpenLoop to bill or collect from Users any fees owed in connection with the delivery of Medical Services;
(ix)ensure that Professionals maintain and complete accurate documentation of the provision of Medical Services to Users including, without limitation, case histories, laboratory results, patient files, or personal files concerning Users consulted, interviewed, treated or cared for by a Professional pursuant to these Terms and Conditions (collectively, “Medical Records”) in OpenLoop Systems and in compliance with applicable laws, regulations and standards;
(x)upon Partner’s request after notifying OpenLoop, OpenLoop will take appropriate action with respect to a Professional as agreed to by Partner, including preventing the Professional from performing Medical Services for Users;
(xi)promptly notify Partner of the existence and nature of any complaints against any Professional and any professional liability policy claim filed by a User that involves a Professional, and share with Partner any appropriate information in

OpenLoop’s possession related to such complaint or claim, to the extent permitted by law;
(xii)properly safeguard, and maintain adequate oversight of and responsibility for, its equipment, processes, systems, business operations, products, services, and intellectual property, and operate all customer service, technology support, and fulfillment services related to the Medical Services in accordance with this Agreement;
(xiii)remain duly qualified and in good standing, either directly or through the affiliated entities listed in Exhibit A, to render the Medical Services in each of the 50 U.S. states and the District of Columbia. OpenLoop represents and warrants that its corporate organizational structure and related business arrangements, including, but not limited to, any management services agreements or similar arrangements for the provision of back-office, administrative, and other non-clinical supports to OpenLoop, comply in all material respects with applicable laws, including state laws relating to the corporate practice of medicine and fee-splitting; and
(xiv)maintain relationships with pharmacies that are licensed and in good standing to provide e-pharmacy services in each of the 50 U.S. states and the District of Columbia. OpenLoop represents and warrants that its financial and other arrangements with the pharmacies that will support the provision of Medical Services under this Agreement comply in all material respects with applicable laws. OpenLoop will exercise commercially reasonable efforts to ensure that such e-pharmacy services are rendered in compliance with applicable federal and state laws governing the prescription, dispensing, and shipment of pharmaceutical products, including, but not limited to, the federal Controlled Substances Act and counterpart state laws. Partner may request OpenLoop maintain a relationship with a third-party pharmacy to provide e-pharmacy services and such requests will be reviewed by OpenLoop’s Medical Director or designee and implemented by mutual agreement of the Parties.
5.Confidential Information. Each Party understands that the other Party (the “Disclosing Party”) may disclose business, marketing, specification/technical or financial information to it relating to the Disclosing Party’s business that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement and any other agreement between the Parties (“Confidential Information”). All Confidential Information disclosed under this Agreement shall be and remain the property of the Disclosing Party. Confidential Information includes, without limitation, information, whether written, electronic, graphic, or oral information or data, pertaining to Partner’s finances, marketing plans, business strategies, business plans, forecasts, employees, customers, vendors, contractors, software, technology, and any information which, given the nature of the information disclosed and the circumstances surrounding its disclosure, a reasonable party would consider confidential or proprietary. The terms of this Agreement shall be considered the Confidential Information of each Party.
(i)Confidentiality. The Party receiving such information (the “Receiving Party”) agrees: (a) to maintain in confidence all Confidential Information of the Disclosing Party, (b) take precautions to protect Confidential Information of the Disclosing Party and to prevent such information from being disclosed to any person, firm or company not specifically permitted by this Agreement or specifically authorized in writing by the Disclosing Party, and will take commercially reasonable means to secure such Confidential Information, which will include precautions that it takes for its own Confidential Information of a similar nature, but in no case less than reasonable precautions, and (c) not to use (except in performance of this Agreement or as otherwise permitted herein) or divulge to any third person any Confidential Information of the Disclosing Party.
(ii)Exclusion. Confidential Information excludes information that: (a) is or becomes generally available to the public through no fault of the Receiving Party; (b) was in the Receiving Party’s possession or known by the Receiving Party prior to receipt from the Disclosing Party; or (c) was independently developed without use of any Confidential Information of the Disclosing Party.
(iii)Disclosures. The Receiving Party may disclose Confidential Information of the Disclosing Party if it is compelled by law to do so, provided the Receiving Party gives the Disclosing Party prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at the Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure. Each Party may disclose Confidential Information to its subcontractors, agents and other representatives, so long as such persons are subject to confidentiality terms consistent with or more stringent than this Section. Notwithstanding the foregoing sentence or anything to the contrary set forth herein, OpenLoop shall not disclose any Confidential Information of Partner to any person who is not an employee or Professional of OpenLoop without Partner’s prior written approval. The obligations set forth in this Section 5 will continue during the Term of this Agreement and shall survive the expiration or termination of this Agreement.
(iv)Return or Destruction of Confidential Information. Upon expiration or earlier termination of this Agreement, or at any time upon reasonable written request, the Receiving Party will promptly return to the Disclosing Party all Confidential Information it has in its possession. Notwithstanding the foregoing, the Receiving Party may retain copies of any Confidential Information preserved, recorded or saved automatically to standard back-up or archival systems to the extent it is impracticable to delete, erase or destroy such information or is otherwise required under all applicable laws regarding retention, provided that the Receiving Party shall make no further use of such copies, such information shall remain subject to the confidentiality obligations hereunder and such copies shall be destroyed or deleted in the ordinary course. The Receiving Party shall, at the request of the

Disclosing Party, provide written confirmation of such destruction or exception thereto (citing the reason).
6.Fees and Billing. OpenLoop will collect from patients on behalf of Partner a Subscription Fee and, without deduction or offset, convey that Subscription Fee to Partner on a [***] basis, no later than [***] working days after the conclusion of each week. The Subscription Fee amount for each week will equal the gross charges less any refunds issued. Unless otherwise agreed upon, Partner acknowledges that OpenLoop’s system report will be the system of record for all fees and billing purposes.
6.1 Penalty for late payments. Any fees not paid within [***] days of the date due will be subject to [***]% interest every [***] days (compounding each [***] days) until paid in full.
6.2 Disputes. OpenLoop and Partner agree to collaborate to resolve any billing disputes, and matters awaiting resolution will not incur any penalty fees or accrue any interest. In the event that a portion of an invoice is under dispute, any portion of the invoice that is not under dispute will be paid on time or subject to late payment penalties.
6.3 Taxes. Each Party shall be responsible for and pay all applicable federal, state, local and foreign taxes, duties, tariffs, levies, withholdings and similar assessments resulting from its own activities under this Agreement. To the extent a state or local sales tax is imposed on any portion of the fee received by Partner under this Agreement, OpenLoop shall be responsible for charging and collecting from Users the proper amount of tax on each itemized charge, and timely transferring to Partner all tax collected and all necessary data needed by Partner to comply with its sales tax reporting obligations. The Parties shall cooperate in making taxability determinations, complying with sales tax collection and reporting requirements, and responding to audit notices and/or defending audits.
6.4 Fair Market Value. Each Party acknowledges that they will only be entitled to and receive money under this Agreement for items and services provided at fair market value as agreed upon prior to the provision of such services.
6.5 No Guarantee of Profits. Each Party acknowledges that there is no guarantee of profits of any kind nor any guarantee of a particular amount of revenue or income for Services provided under this Agreement including under any part of this Section 6.
6.6 No Referral Requirement. Each Party acknowledges that there is no requirement by the other Party for any referrals or to otherwise generate any business for the other party, nor are any of the Services to be provided under this Agreement contingent upon any referrals. None of the benefits under this Agreement are conditioned upon one party generating any business for the other Party. The fees set forth in this Agreement do not include any remuneration or other inducement or payment for referral of patients from one Party to the other.
6.7 Third Party Factors. The Parties acknowledge that the environment of providing compound and branded medical weight loss treatments may be subject to material changes imposed by regulatory agencies and third party companies, all of which factors are outside of the control of the Parties (“Third Party Factors”). Both Parties acknowledge that some or all portions of the Services currently defined on Schedule B and the pricing on Schedule F may cease to be available or may materially change in their definition during the term of this Agreement due to Third Party Factors. The Parties agree that in the event of a material change due to Third Party Factors (“Third Party Change”), the Parties will review and agree to an amendment to Schedules B and F. Absent Third Party Factors, OpenLoop agrees that the pricing set forth on Schedule F will not be increased during the Initial Term. Subsequent to the Initial Term, any proposed increase in the pricing set forth on Schedule F not arising due to Third Party Factors shall require at least [***] days’ prior written notice to Partner, and shall be limited to a maximum of [***]% per contract year.
7.Term and Renewal. The initial term of this Agreement is [***] ([***]) year (“Initial Term”). If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue, subject to Section 8 below, for successive annual periods unless either OpenLoop or the Partner, without penalty, provides not less than [***] days' written notice to the other party of its intent not to renew this Agreement.
8.Termination. This Agreement may be terminated by either Party: (i) if the other Party materially breaches the Agreement and fails to cure such breach within [***] ([***]) days of written notice by the non-breaching Party, (ii) at any time upon [***] ([***]) days written notice to the other Party, or (iii) immediately if the other Party is subject to insolvency, liquidation, bankruptcy or similar proceedings. Upon termination, all fees incurred up to the date of termination or expiration will be paid upon the regularly scheduled process outlined in the Agreement, and each Party shall return all Proprietary Information of the other Party to that Party.
8.1   Continuity of Care. Partner will coordinate with OpenLoop to provide reasonable written notice to patients who are in need of continuing care of the termination of Medical Services so that such patients can find alternative medical providers.
8.2  Survival. The obligations of the Parties under this Section 8 shall survive the termination of this Agreement for the period of time required under applicable federal and state regulations. The obligations of the Parties under Section 9, 10, 11, 14, 15 and 16 shall survive the termination of this Agreement for the period of time required under those provisions or for the period of time required under applicable federal and state regulations, whichever is greater.
9.Intellectual Property.
9.1. “Intellectual Property” shall mean any and all intellectual property rights recognized under applicable law, including but not limited to:  (i) patents, patent applications, inventions, discoveries, and business methods (whether patentable or not); (ii) copyrights and works of authorship (including software, documentation (e.g., specifications, records, reports), data, and databases); (iii) trade secrets and know-how; (iv) trademarks, service marks, trade names, and trade dress; (v) design rights; and (vi) all other similar proprietary rights, whether registered or unregistered, and all applications, renewals, extensions, and rights to apply for any of the foregoing. For the avoidance of doubt, “Intellectual Property”

includes, but is not limited to, each Party’s know-how, technology platforms and systems, software, source code, algorithms, protocols, clinical service protocols, templates, macros, expert-developed content, and any other materials that are protectable under intellectual property law.
9.2.Nothing in this Agreement shall be construed to assign, transfer, or convey any right, title or interest in or to either Party’s Intellectual Property, including but not limited to any pre-existing or independently developed software, applications, inventions, or any modifications, enhancements, or improvements thereto created during the term of this Agreement. Each Party shall retain all rights, title, and interest in and to its respective Intellectual Property, whether developed prior to or during the term of this Agreement, except as expressly set forth herein.
9.3.Each Party shall retain all right, title and interest in and to its own Intellectual Property , including any and all software, upgrades, customizations, materials, technologies, content, code, data and other materials developed, created, or acquired by such Party, whether prior to or during the term of this Agreement. Nothing in this Agreement shall be construed as granting, transferring, or assigning to the other Party any ownership rights or interests in such Intellectual Property or any associated developments, except as may be expressly provided herein. Any use of a Party’s Intellectual Property by the other Party shall be solely for the purposes expressly authorized under this Agreement and subject to the terms and conditions set forth herein.
9.4.Restrictions. Each Party shall not, nor authorize anyone else to, directly or indirectly: (i) copy, modify, or distribute the other Party’s Intellectual Property; provided, however, that nothing in this Section shall restrict Enhanced Games from using, modifying, or repurposing any marketing, descriptive, or non-clinical language, materials, or content that was developed by or for Enhanced Games, or jointly developed by the Parties, for the purpose of describing, marketing, or promoting telehealth services, including in connection with a transition to a third party telehealth provider (ii) reverse engineer, disassemble, decompile or attempt to discover the source code or structure, sequence and organization of the other Party’s Intellectual Property (except where the foregoing is expressly prohibited by applicable local law, and then only to the extent so prohibited); (iii) rent, lease, or use the other Party’s Intellectual Property for timesharing or service bureau purposes for third parties, or otherwise use the other Party’s Intellectual Property on behalf of any third party; (iv) remove any of the other Party’s Intellectual Property from any equipment in which it is embedded; or (v) publish or disclose any information or results relating to performance, performance comparisons or other “benchmarking” activities related to the other Party’s Intellectual Property. The obligations herein shall survive termination of this Agreement.
9.5.License. Notwithstanding anything to the contrary in this Agreement, Enhanced Games shall retain a perpetual, royalty-free, irrevocable, worldwide license to use, modify, and sublicense any marketing, descriptive or non-clinical content, language, or materials that were developed by or for Enhanced Games, or jointly developed by the Parties, in connection with telehealth services, including for use with any third-party telehealth service provider.
9.6.Use of Marks. For purposes of this Section, “Marks” shall mean trade names, trademarks, service marks, and logos specifically identified by each Party in writing as subject to the license provided below. In connection with the performance of this Agreement, and subject to terms herein, each Party (the “Licensor”) grants the other Party a non-exclusive, revocable, and non-transferable license to use the Licensor’s Marks solely for those purposes that the Licensor has expressly approved in writing. The following conditions apply to this license: (i) Licensee may not create a unitary composite mark that combines the Licensor’s Mark with any other mark, design, or element, unless the Licensor has provided prior written approval; and (ii) Licensee must display all symbols and notices that clearly indicates the trademark status and ownership of the Licensor’s Marks, in accordance with applicable trademark law, practice, and the Licensor's trademark guidelines. The Licensee may not use any of the Licensor’s Marks for any purpose, or in any manner, without the Licensor’s s prior written approval (email being sufficient for approval). Each Party acknowledges and agrees that (x) all uses of the Licensor’s Marks, and any goodwill generated from such use, shall inure solely to the benefit of the Licensor; and (y) Licensee does not acquire any right, title, or interest in or to Licensor’s Marks by virtue of this Agreement, other than the limited license expressly granted herein. Licensor may, at its sole discretion, immediately terminate the Licensee’s right to use its Marks if the Licensee engages in any practice or other activity that is or is likely to be detrimental to the goodwill associated with the Marks, the Licensor’s goodwill or reputation, or that constitutes a deceptive trade practice, unfair competition, or violation of any applicable fair trade laws or advertising laws, or that would disparage the Marks.
9.7.Publicity. Both Parties agree that they shall not, without prior written consent of the other Party, in each instance use in advertising, publicity, or otherwise, the name, trade name, trademark, trade device, or simulation thereof owned by the other Party. The content and timing of any public announcement including, but not limited to, any press release regarding the arrangements outlined under this Agreement, shall require the mutual agreement of the Parties. Notwithstanding the foregoing, Partner shall be entitled to reference OpenLoop and any Pharmacy on any public-facing disclosures or disclaimers released by Partner.
10.Patient Information.
(i)Professionals will document the Medical Services provided in OpenLoop’s electronic medical record system. As between the Parties, all patient medical records and any User Personal Information (collectively, “Patient Information”) received by OpenLoop in the course of performing the Services are and will remain under the control of OpenLoop; provided that, OpenLoop shall promptly provide copies of such Patient Information to Partner when authorized or directed by Users to disclose such Patient Information to Partner or as otherwise agreed upon.

(ii)In the event of a termination of the Agreement, OpenLoop will cooperate with Partner and take such action as is reasonably necessary and without delay to transfer Patient Information to such other electronic medical record system and the movement of patient credit card tokens to such other merchant account as the Partner directs, subject to Data Protection Laws.
11.Access to Books and Records. Each Party will provide to the other Party or governmental agencies reasonable access to such books and records related to the Services provided under this Agreement as necessary to fulfill the Parties’ regulatory and legal obligations.
12.Insurance.
12.1  OpenLoop Medical Malpractice Insurance. OpenLoop will obtain and maintain, at its own cost and expense for the duration of this Agreement and for at least [***] [***] following the Agreement, professional liability insurance, also covering without limitation bodily injury related to the provision of professional services directly resulting from technology errors or omissions, with limits of not less than $[***] per occurrence and $[***] aggregate or such higher amount(s) of professional liability insurance as may be required by applicable law in any U.S. state from time to time with respect to all Professionals providing Services pursuant to the Agreement.
12.2 OpenLoop General Liability Insurance. OpenLoop will obtain and maintain, at its own cost and expense for the duration of this Agreement, commercial general liability insurance in the amount of at least $[***] per occurrence and $[***] aggregate, and other insurance that is considered commercially reasonable for a business of its type and size.
12.3 OpenLoop Cyber Liability Insurance. OpenLoop will obtain and maintain, at its own cost and expense for the duration of this Agreement, cyber liability/network security and privacy liability insurance of at least $[***] per occurrence and $[***] aggregate, including technical errors and omissions insurance (or other form of cyber liability insurance), and coverage for data security breaches and other unauthorized uses or disclosures of personal information.
12.4 OpenLoop Crime Insurance. OpenLoop will obtain and maintain, at its own cost and expense for the duration of this Agreement, telemedicine crime insurance in the amount of at least $[***] per occurrence and $[***] aggregate, sitting excess of OpenLoop’s General Liability Insurance.
12.6 Partner as Additional Insured. OpenLoop agrees to execute and deliver to Partner as soon as possible following this Agreement, prior to commencement of the Medical Services under this Agreement and annually thereafter, certificates of insurance evidencing the existence of any insurance policy required from OpenLoop hereunder, including current ISO endorsement or equivalent for (a) primary and non-contributory; (b) additional insureds; and (c) waiver of subrogation. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or otherwise modified. Partner shall be named as an additional insured in any insurance policy required from OpenLoop hereunder.

12.7  Partner General Liability Insurance. Partner will obtain and maintain, at its own cost and expense for the duration of this Agreement and for at least one year following the Agreement, commercial general liability insurance or an umbrella or excess liability policy in the amount of at least $[***] per occurrence and $[***] aggregate, and other insurance that is considered commercially reasonable for a business of its type and size.
13.Qualification of Professionals
13.1  Qualifications. As detailed in Schedule C, OpenLoop shall confirm upon hire and periodically monitor thereafter that each Professional is legally authorized to provide the Services under this Agreement, and is and remains in good standing with all relevant regulatory bodies including maintenance of required professional licenses, DEA registrations as relevant, authorization to work in the United States, and no exclusions, suspensions, terminations, or other sanctions precluding such Professional’s participation in federal and state health care programs. Should OpenLoop determine that any of its Professionals furnishing Medical Services under this Agreement have experienced a licensure lapse or termination, exclusion, criminal conviction, or other sanction, OpenLoop shall: (i) promptly notify Partner of such development; and (ii) promptly remove such Professional from providing Medical Services to Users.
13.2  Compliance Training. OpenLoop will ensure that, prior to performing Services pursuant to this Agreement, Professionals will complete commercially reasonable compliance training including on the following topics: Privacy and Security; OpenLoop’s Compliance Policies; Fraud, Waste and Abuse, including the False Claims Act; and Cultural Competency.
13.3  Quality Assurance. OpenLoop will maintain an active review process to ensure that the Services being provided pursuant to this Agreement are provided in a manner consistent with professional community standards and applicable federal and state laws, including, but not limited to, scope of practice restrictions, telehealth requirements, and requirements for prescribing of pharmaceutical products. Upon request, OpenLoop will provide reports to Partner, in a form and format mutually agreed upon by the parties, reflecting the high-level findings from its monitoring activities pursuant to this Section 13.
14. Indemnification.
14.1 Partner Indemnification. Partner shall defend, indemnify and hold harmless OpenLoop, its affiliates, its and their respective employees, trustees, directors, contractors, agents and investors from and against any costs, damages, liabilities (including reasonable attorney’s fees and expenses) in connection with any third party claim, action, suits, regulatory investigations or subpoenas arising from Partner’s (i) breach of its representations, warranties or covenants hereunder; (ii) gross negligence or willful misconduct; or (iii) violation of any law, rule or regulation.

14.2 OpenLoop Indemnification. OpenLoop shall defend, indemnify and hold harmless Partner, its affiliates, its and their respective employees, trustees, directors, contractors, agents and investors from and against any costs, damages, liabilities (including reasonable attorney’s fees and expenses) in connection with any third party claim, action, suits, regulatory investigations or subpoenas arising from OpenLoop’s (i) breach of its representations, warranties or covenants hereunder; (ii) gross negligence or willful misconduct; (iii) violation of any law, rule or regulation, (iv) adherence to any requirements related to the corporate practice of medicine; or (v) any claim or allegation relating to treatment of patients under this Agreement including medical malpractice claims.
14.3 Indemnification Process. Each Party shall promptly notify the other in the event of any claim filed by a patient or third party against the Party related to Services provided under this Agreement. The indemnified Party shall have the right to appoint its own counsel at its own expense in addition to the counsel provided by the indemnifying Party. Should the indemnifying Party cease to defend the indemnified Party in a competent and diligent manner, the indemnified Party may appoint counsel at the expense of the indemnifying Party. The indemnifying Party may not settle any claim on behalf of the indemnified Party (which consent will not be unreasonably withheld or delayed) unless such settlement does not require any acknowledgement of liability by the indemnified Party, includes an unconditional release of liability for the indemnified Party, and does not place any obligations on the indemnified Party other than the payment of monies (which shall be covered by the indemnifying Party).
15.Limitation of Liability. Excluding indemnification obligations, in no event will either party’s liability under this agreement or in connection with the services provided by either party or the providers, include any indirect, incidental, special or consequential damages or claims for loss of business or profits, under contract, tort (including negligence), or other legal theory, regardless of the cause of action. Excluding indemnification obligations, a party’s aggregate liability arising out of or related to this Agreement shall not exceed [***] dollars ($[***]). The parties agree that the above limitations have been duly negotiated, reflect a fair distribution of risk, are an essential basis for this agreement, and will survive in full force and effect regardless of any failure of consideration. The Parties acknowledge that the Services provided under this Agreement are subject to Third Party Factors. No Third Party Change will be a basis for either Party to seek damages from the other Party including for delays in Services or the elimination of the ability to provide Services. Both Parties acknowledge that there is a likelihood that some or all portions of the Services currently defined on Schedules D and E will cease to be available or will materially change in their definition during the term of this Agreement due to Third Party Factors.
16.Dispute Resolution.
16.1    Mediation. If the Parties are unable to resolve the dispute through collaboration within [***] ([***]) days of written notice, either Party may initiate mediation by providing written notice to the other Party. The Parties shall then engage in mediation within [***] ([***]) days of such notice, with a mutually agreed-upon single mediator. The mediator shall facilitate discussions between the Parties with the goal of reaching a mutually acceptable resolution.

16.2    Arbitration.   If mediation does not result in a resolution within [***] ([***]) days of initiation, any unresolved dispute shall be submitted to binding arbitration. The arbitration shall be conducted in accordance with the rules and procedures of JAMS (Judicial Arbitration and Mediation Services) in effect at the time of arbitration. The arbitration shall take place in Wilmington, Delaware, and the Parties agree to be bound by the decision of the arbitrator. The costs of arbitration, including the arbitrator's fees, shall be shared equally between the Parties.
16.3    Waiver of Jury Trial. The Parties expressly waive any right to trial by jury or to participate in a class action or representative proceeding.
16.4    Prevailing Party. The prevailing Party in any dispute resolution proceeding shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with the dispute.
16.5    Survival. This dispute resolution clause shall survive the termination or expiration of this Agreement.
17.Non-Solicitation. During the term of this Agreement and for a period of one year after a Professional’s last provision of Medical Services under this Agreement, neither Partner nor any affiliate of Partner will solicit or contract that Professional unless Partner pays to OpenLoop a monthly fee for [***] months equal to [***]% of the Professional’s total cash compensation by Partner. Notwithstanding the foregoing, this Section shall not prohibit any advertisement or general solicitation that is not specifically targeted at or focused on Professionals.
18. General Provisions.
18.1    Independent Contractors. OpenLoop and Partner are independent entities, acting as independent contractors, and nothing in this Agreement creates any partnership, joint venture, representative, agent or employer/employee relationship between the Parties. Professionals providing Services under this Agreement are independent contractors unless explicitly employed by OpenLoop as employees, and nothing in this Agreement shall be construed to create an employer/employee relationship between any Professional and either OpenLoop or Partner.
18.2    No Authority. Except as expressly allowed in this Agreement, neither Party will have the right or authority to assume or create any obligation or commitment, expressed or implied, on behalf of the other Party, nor represent itself as having any such right or authority.
18.3    Assignment. Neither Party shall assign this Agreement in whole or in part without written consent of the other Party. Notwithstanding the foregoing, Partner expressly consents to OpenLoop subcontracting with the following professional corporations when necessary to provide Medical Services: OpenLoop Healthcare Partners California, PC, OpenLoop Healthcare Partners Colorado, PC, OpenLoop Healthcare Partners New Jersey,

PC, OpenLoop Healthcare Partners Wisconsin, SC. Notwithstanding the foregoing, OpenLoop expressly consents to Partner transferring the rights and obligations under this Agreement to any affiliate of Partner, and undertakes, upon Partner’s request, to enter into such documentation as may be reasonably necessary to give effect to such assignment or transfer.
18.4    Law. This Agreement shall be governed by the laws of the State of Delaware.
18.5    Severability. If any term is found by any court to be void or unenforceable, the remainder of this Agreement shall remain valid and enforceable as though such term were absent upon the date of its execution.
18.6    No Waiver. No waiver of any rights arising hereunder shall be effective unless in writing signed by the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof.
18.7    Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. Any and all prior arrangements in any form regarding the subject matter hereof are superseded hereby and of no further force and effect.
18.8    Amendments. This Agreement may be amended, modified, supplemented or otherwise changed only by a written instrument that expressly identifies itself as an amendment to this Agreement and that is duly executed and delivered by each Party (or, in the case of an entity, by an authorized representative thereof). No oral statements, course of dealing or course of performance shall constitute or be deemed to constitute an amendment, modification, supplement or waiver of any provision of this Agreement. Any purported amendment that does not comply with the requirements of this Section shall be void and of no force or effect.
18.9 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts by handwritten or electronic signature.
18.10    Force Majeure. Neither Party will be liable for inadequate performance to the extent such inadequate performance is caused by fire, flood, explosion, war, embargo, terrorism, pandemic, government requirement, strikes, material shortages, civil or military authority, act of God, act or omission of carriers, or other similar causes beyond its control. If any such event of force majeure occurs, the Party delayed or unable to perform shall give immediate notice to the other Party, and the Party suffering such delay or failure shall not be deemed in default hereunder or suffer recourse as a result thereof provided such Party shall resume performance of its obligations hereunder once the condition ceases.
19. Notices

If to OpenLoop:	Legal Department
[***]
OpenLoop Tower
317 6th Avenue

Des Moines, IA 50309

If to Partner:	Legal Department
[***]
Enhanced US LLC
169 Madison Ave, Suite 15101
New York
NY 10016

EXHIBIT A
•OpenLoop Healthcare Partners California, PC
•OpenLoop Healthcare Partners Colorado, PC
•OpenLoop Healthcare Partners New Jersey, PC
•OpenLoop Healthcare Partners Wisconsin, SC